UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________
FORM 8-K
_______________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 5, 2024
_______________________________________________________________________
ALICO, INC.
_______________________________________________________________________
(Exact name of registrant as specified in its charter)
_______________________________________________________________________

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913
_______________________________________________________________________
(Address of principal executive offices)(Zip Code)
239-226-2000
_______________________________________________________________________
(Registrant’s telephone number, including area code)
Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)
_______________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Tropicana Agreement

On June 5, 2024, Alico, Inc. (the “Company”) entered into a new agreement to supply Tropicana Manufacturing Company, Inc. (“Tropicana’), its largest customer, with citrus fruit (the “Agreement”). The Agreement is effective June 5, 2024 through July 31, 2027, subject to its terms and conditions, and succeeds existing agreements with Tropicana that are set to expire at the end of July 2024.

Under the Agreement, the Company will effectively sell the citrus fruit grown on approximately 65% of Alico's currently planted acres to Tropicana at prices per pound solids that are approximately 33% to 50% higher over the term of the contract than the average price for all the citrus fruit sold to Tropicana last season.. The Agreement may be terminated (i) by the mutual written consent of Alico and Tropicana, or (ii) by either party to the Agreement if there has been a breach of the other party’s representations, warranties, covenants, agreements or obligations thereunder which breach is not cured within the applicable cure period. The Agreement contains customary representations and warranties by the parties, certain indemnification rights in favor of each party and customary confidentiality provisions and limitations of liability.

Amendment to Credit Agreement

On June 5, 2024, the Company entered into a Fifteenth Amendment to Credit Agreement (the “Amendment”) with respect to its credit agreement dated as of December 1, 2014, as amended to date, by and among the Company, Alico-Agri, Ltd., Alico Plant World, L.L.C., Alico Fruit Company, LLC, Alico Land Development Inc., and Alico Citrus Nursery, LLC, as borrowers, and Rabo AgriFinance LLC, formerly known as Rabo AgriFinance, Inc. (“Rabo”), as lender (the “Credit Agreement”). The Amendment permits, subject to certain conditions, Dispositions (as defined in the Credit Agreement) by the Company (i) for the fiscal year ending September 30, 2024, an aggregate amount equal to (1) $15 million, plus (2) solely to the extent such Dispositions are for the sale of non-citrus ranch land, an additional $80 million, plus (3) an additional $10.4 million if the Hendry Land Sale (as defined in the Amendment) is consummated during such fiscal year, (ii) for the fiscal year ending September 30, 2025, an aggregate amount equal to (1) $15 million, plus (2) an additional $10.4 million if the Hendry Land Sale is consummated during such fiscal year and (iii) $15 million during the fiscal year ending September 30, 2026 and each fiscal year thereafter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2024	ALICO, INC.

	By:	/s/ Bradley Heine

Bradley Heine
Chief Financial Officer